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                                                                    Exhibit 32.2

                           SECTION 1350 CERTIFICATION

 In connection with the Quarterly Report of Central Parking Corporation (the "Company") on Form 10-Q for the three months ended June 30, 2005 as filed with the Securities and Exchange Commission on August 9, 2005 (the "Report"), I, Jeff Heavrin, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                                 /s/  JEFF HEAVRIN
                                                 ------------------------
                                                 Jeff Heavrin
                                                 Senior Vice President and Chief
                                                 Financial Officer

 A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO CENTRAL PARKING CORPORATION AND WILL BE RETAINED BY CENTRAL PARKING CORPORATION AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

 The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. This certification is executed as of August 9, 2005.